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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



                         AMERICAN UTILICRAFT CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                                               54-1577735
 (State or jurisdiction of                                     (IRS Employer
incorporation or organization)                               Identification No.)


300 Petty Road N.E., Suite B
Lawrenceville, Georgia                                             30043
(Address of principal executive offices)                         (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

     TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:  NONE.                EACH CLASS IS TO BE REGISTERED: NONE.

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c)(1), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c)(2), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-57552

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                 Title of Class:

                        Common Stock, $0.00001 Par Value
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Common Stock is set forth under the caption "Description of Securities - Common Stock" contained in the registrant's Registration Statement on Form SB-2, Registration No. 333-57552, as initially filed with the Securities and Exchange Commission on March 23, 2001, and as the same is subsequently amended (the "Registration Statement"). The Registration Statement is hereby incorporated by reference and made a part hereof.

Item 2.  Exhibits.

         3.1* Certificate of Incorporation filed with the Delaware Secretary of State on August 9, 1990. Filed as Exhibit 3.1 to the Registration Statement.

         3.2*     Bylaws. Filed as Exhibit 3.2 to the Registration Statement.

         3.3* Certificate of Amendment of the Certificate of Incorporation filed with the Delaware Secretary of State on April 24, 2000. Filed as Exhibit 3.3 to the Registration Statement.

         3.4* Certificate of Amendment of the Certificate of Incorporation of American Utilicraft Corporation filed with the Delaware Secretary of State on May 24, 2000. Filed as Exhibit 3.4 to the Registration Statement.

         3.5* Certificate of Amendment of the Certificate of Incorporation of American Utilicraft Corporation filed with the Delaware Secretary of State on October 5, 2000. Filed as Exhibit 3.5 to the Registration Statement.

         3.6* Certificate of Secretary of American Utilicraft Corporation dated October 6, 2000 amending Bylaws. Filed as Exhibit 3.6 to the Registration Statement.

         4.1.* Specimen Common Stock Certificate. Filed as Exhibit 4.1 to the Registration Statement.

* Incorporated by reference pursuant to Rule 12b-32.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      AMERICAN UTILICRAFT CORPORATION



Date: May 14, 2001                    By:    /s/ John J. Dupont
                                           -------------------------------------
                                           John J. Dupont
                                           President and Chief Executive Officer

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